EXHIBIT 10.6

“PURSUANT TO 17 C.F.R. § 240.24B-2, CONFIDENTIAL INCORMATION (INDICATED BY [*]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION”

EXCLUSIVE DISTRIBUTOR AGREEMENT

This agreement (“Agreement”) is made and entered into as of August 17, 2010 by and between MO-SCI  Corp (“Seller”), with  its principal place of business located at 4040 HyPoint North Rolla, MO., 65401 & and China PharmaHub Corp. (“Distributor”) with a principal place of business located at 20955 Pathfinder Road, Suite 100, Diamond Bar, CA., 91765.

R E C I T A L S:
WHEREAS, Seller is in the business of developing, designing, producing, selling and marketing glass microspheres specifically described in Exhibit A hereto and such additional items as may be added to Exhibit A by mutual agreement in writing between the parties hereto (the “Products”);

WHEREAS, Distributor is a global pharmaceutical HUB specializing in the identification, development and marketing of pharmaceutical, supplement and healthcare products that make significant difference to patients and society;

WHEREAS, Distributor declares that it possesses the financial and physical resources to promote the sale and/or distribution of the Products and is desirous of selling and/or distributing such Products as authorized herein; and

WHEREAS, Seller is desirous of having Distributor sell and/or distribute the Products on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, the parties agree as follows:

1. Appointment

1.1 Exclusive Appointment.
Seller hereby appoints Distributor as its exclusive distributor for the Products in the Territory (as defined in Section 2).  By said appointment, Seller grants Distributor the exclusive right to sell and/or distribute the Products in the Territory. Seller grants Distributor the right to market or sell Products on a non-exclusive basis outside the Territory.

1.2 Acceptance of Appointment.
Distributor hereby accepts the appointments as provided in 1.1 above, and agrees fully and faithfully to perform and discharge all of its duties, obligations and responsibilities as set forth in this Agreement.

1.3 Right to Sell
Seller shall only sell and/or distribute the Products in the Territory to the Distributor.

1.4 Conflict of Interest; Non-Competition
Distributor warrants to Seller that it does not currently represent, promote, sell or distribute any lines or products that compete with the Products. During the term of this Agreement, Distributor shall not represent, promote or otherwise try to sell and/or distribute within the Territory any lines or products that, in the reasonable judgment of Seller are similar to the Products or otherwise with the Products covered by this Agreement, including, but not limited to identical products that bear a trademark, trade name, design, etc. that is different from the those currently used on the Product by Seller.

1.5 Independent Contractor
The relationship of Seller and Distributor established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (a) give either party hereto the power to direct and control the day-to-day activities of the other, or (b) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking. Neither party hereto nor any of its agents is the representative of the other party for any purpose except as expressly set forth in this Agreement, and has no power or authority as agent, employee or in any other capacity to represent, act for, bind, or otherwise create or assume an obligation on behalf of the other for any purpose whatsoever. All financial obligations associated with each party’s business are the sole responsibility of said party.

2. Territory

For purpose of this Agreement, the Exclusive Territory means the People's Republic of China, including Hong Kong and Macau, Taiwan, Singapore, Malaysia and Bangladesh. The Territory may be subsequently further enlarged or otherwise changed on mutual agreement of both Parties. Seller grants Distributor the right to market or sell Products on a non-exclusive basis outside the Territory.

3. General Duties

Distributor shall use its best efforts to advertise and promote the sale and/or distribution of the Products in the Territory. Distributor shall be responsible for all warranty and "after sale" primary support to Product purchasers and perform such sales related activities as the Distributor determines are reasonable to promote the Products in the Territory. Distributor may also advertise the Products outside the Territory and solicit sales from purchasers located outside the Territory without the prior written consent of Seller.

4. Purchases and Sales of Products

4.1 Distributor Prices
The initial purchase prices for the Products shall be the standard Distributor prices published by Seller as set forth in Exhibit B, unless otherwise mutually agreed upon by Seller and Distributor from time to time, such as specific purchase discounts.

4.2 Terms of Sale
Seller shall provide Distributor with copies of its current Distributor price lists, standard price lists, its delivery schedules, and its standard terms and conditions of sale, as established from time to time. Each order shall be governed by the prices, delivery schedules, and terms and conditions in effect at the time the order is accepted, and all quotations by Distributor shall contain a statement to that effect.

4.3 [Intentionally Deleted]

4.4 Orders
All orders for the Products shall be in writing and submitted to Seller at least thirty (30) days prior to the shipping date.

4.5 Acceptance
All orders shall be accepted by Seller at its principal office.

4.6  Force Majeure
Under no circumstances shall Seller be responsible to Distributor or anyone else for its failure to fill accepted orders, or for its delay in filling accepted orders, when such failure or delay is due to strike, accident, labor trouble, acts of nature, freight embargo, war, civil disturbance, vendor problems or any cause beyond Seller reasonable control.

4.7 Payment
The terms of all payments due from Distributor to Seller shall be agreed to by the parties in writing in advance.

4.8 Product Packaging
Seller shall cause Distributor to pack the Products pursuant to its standard procedures and to the packaging specifications as agreed upon by the parties and further specified in the Product addendum attached hereto as Exhibit A.

4.9 Support
Seller shall provide product brochures, Graphic images and reasonable material to the Distributor for marketing purpose. The Distributor shall provide MO-SCI with the final marketing material which contains the material from MO-SCI before the material is delivered to the public at any media when the material from MO-SCI is modified, deleted or added in part or whole.

5. Compliance with Laws and Regulations

Distributor shall be solely responsible for obtaining proper government permits, licenses, etc., and otherwise complying with any and all applicable statutory, administrative or regulatory requirements of the governments located in the Territory, or any governmental or political subdivisions thereof, that are necessary for the importation, sale, and/or distribution of the Products within the Territory.

6.  Performance Expectations

Distributor shall not be required to sell or distribute any minimum number of Products  each month in order to keep this Agreement is effect; provided, however, a mutually agreed to minimum annual sales volume will be required to keep this Agreement in effect

7. Term and Termination

7.1 Term
This Agreement shall continue in full force and effect for a period of five (5) years commencing from the date of this Agreement subject to the terms of Sections 7.2 and 7.3 of this Agreement. This Agreement may be renewed upon the mutual written consent of both parties.

7.2 Termination for Cause
If either party default in the performance of any material obligation in this Agreement, then the non-defaulting party may give written notice to the defaulting party and if the default is not cured within thirty (30) days following such notice, the Agreement may be terminated by the non-defaulting party.

7.3 Termination without Cause
Notwithstanding the terms of this Agreement, after the expiration of the initial one (1) year term, either party may at any time terminate this Agreement without cause by giving one hundred twenty (120) days prior written notice to the other party. Upon the expiration of such one hundred twenty (120) day notice period, this Agreement shall terminate without any liability on the part of Seller except as otherwise specifically provided herein.

8. Intellectual Property

8.1 Ownership
All rights in and to the intellectual property rights associated with the Products shall be transferred to and shall be the exclusive property of Distributor.

8.2 Seller Trademarks
Distributor shall have the right to use any trademarks, marks, and trade names that Seller uses with respect to products listed in Appendix A that it wishes to adopt with the express written consent of Seller.

8.3 Labeling
Distributor may advertise and sell (within the Territory) such Products under its own Trademarks. Distributor may sell and/or distribute any Products to any third parties as long as agreements are in place limiting the third parties to the Exclusive Territory or non-exclusive Territory listed in Section 2 of this Agreement, as the case may be.

9. Indemnification

9.1 Indemnification by Seller
Except as otherwise limited in this Agreement, Seller shall indemnify and hold Distributor free and harmless from any and all claims, damages or lawsuits (including reasonable attorneys' fees) arising out of any acts, or failure to act, attributable to Seller,  its owners, directors, representatives, employees or agents.

9.2 Indemnification by Distributor
Except as otherwise limited in this Agreement, Distributor shall indemnify and hold Seller  free and harmless from any and all claims, damages or lawsuits (including reasonable attorneys’ fees) arising out of any acts, or failure to act, attributable to Distributor, its owners, directors, representatives, employees or agents.

10. Confidentiality

10.1 Distributor acknowledges that by reason of its relationship to Seller hereunder it will have access to certain information and materials concerning Seller’s business plans, technology, and products that is confidential and of substantial value to Seller, which value would be impaired if such information were disclosed to third parties. Distributor agrees that it shall not use in any way for its own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to it by Seller. Seller shall advise Distributor whether or not it considers any particular information or materials to be confidential. Distributor shall not publish any technical description of the Products beyond the description published by Seller. In the event of termination of this Agreement, there shall be no use or disclosure by Distributor of any confidential information of Seller.

10.2 Any information and/or materials furnished or disclosed by Distributor to Seller pursuant to this Agreement is the property of and shall be deemed confidential to Distributor and shall be surrendered to Distributor at the conclusion, expiration or termination of this Agreement, or shall be destroyed if Distributor shall so direct in writing. All such confidential information shall be held in confidence by Seller, shall be used only for the purposes described in this Agreement, and may be used for other purposes only upon such terms and conditions as may be mutually agreed upon in writing. Seller shall take all necessary steps to ensure that its employees, representatives, agents and contractors who may have access to such confidential information shall abide by the terms of this Section.

10.3 Notwithstanding the provisions of this Article “10” of this Agreement, information shall not be deemed to be confidential if it is or becomes generally available to the public

10.4 The provisions of this Section shall survive any termination or expiration of this Agreement.

11. General Provisions

11.1 Successors and Assigns
Neither party hereto shall have the right to assign any of its rights under this Agreement without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

11.2 Notices
Notices, requests, demands and other communications which may be given or are required to be given under this Agreement shall be in writing and in the English language. All notices shall be sent by facsimile transmission and confirmed by letter, certified mail return receipt requested, and shall be deemed given on the date of such facsimile transmission. All notices shall be addressed as set forth below, or to such other address as each party hereto may from time to time designate by written notice to the other party as provided herein.

11.3 Governing Law/Jurisdiction
This Agreement and any other instrument executed in connection herewith shall be governed by, and construed and interpreted under, the laws of the State of New York and in the event of any dispute or breach of the terms thereof, recourse shall be the Courts of the State of New York, New York County.  The parties hereby consent to and submit to the exclusive personal jurisdiction over each of them by the Courts of the State of New York in any action or proceeding with respect to the Agreement and waive personal service of process and consent that service of process may be effective upon them by certified mail return receipt requested at the address set forth on page “1” of this Agreement.

11.4 Headings
The headings herein are for convenience only, do not constitute a part of this agreement, and shall not be deemed to limit or affect any of the terms or provisions hereof.

11.5 Construction
Whenever in this Agreement the context so requires, references to the masculine shall be deemed to include feminine and the neuter, references to the neuter shall be deemed to include the masculine and feminine, and references to the plural shall be deemed to include the singular and the singular to include the plural. Any reference in this Agreement to either party hereto shall include such party’s agents. The rule of construction that any ambiguity in an agreement be construed against the drafter of such agreement shall not apply to this Agreement.

11.6 Waiver and Amendment
No waiver, amendment, modification or change of any provision of this Agreement shall be effective unless and until made in writing and signed by all of the parties hereto. No waiver, forbearance or failure by any party hereto of its right to enforce any provision of this Agreement shall constitute a waiver  of such party’ s right to enforce any other provision of this Agreement or a continuing waiver by such party of compliance with any provision.

11.7 Severability
The provisions of this Agreement are intended to be interpreted and construed in a manner so as to make such provisions valid, binding and enforceable. In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or, if such provision cannot be modified or restricted in a manner so as to make such provision valid, binding and enforceable, then such provision shall be deemed to be excised from this Agreement and the validity, binding effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner. Nothing in this Agreement shall be interpreted or construed as creating, expressly or by implication, a partnership, joint venture, agency relationship or employment relationship between the parties hereto or any of their respective Agents.

11.8 Force Majeure
In the event that either party is unable to carry out its obligations under this Agreement due to acts of God or of the public enemy, war, insurrection, mob violence, civil commotion or riots, strikes, lockouts, labor disputes, fires, floods, earthquakes, epidemics, quarantine restrictions, freight embargoes, shortages of shipping facilities, unavoidable casualty, accidents, abnormal amounts of inclement weather or unusually severe weather, changes in governmental policy, laws or regulations (including but not limited to imposition of quotas or limitation of shipments), or any other cause or causes beyond the control of that party, whether hereinabove specified or not, the party shall be permitted to extend the time of performance of its obligations to such extent as may be necessary to enable the party to complete performance in the exercise of reasonable diligence after such cause or causes have been removed.

11.9 Counterparts
This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

11.10 Attorney’s Fees
In the event of any arbitration, lawsuit, or any other legal proceedings between the parties hereto arising out of the obligations of Seller or Distributor under this Agreement or concerning the meaning or interpretation of any provision contained herein, the party determined by the court or arbitration panel not to be the prevailing party shall pay to the prevailing party it’s costs and expenses of such arbitration or suit, including, without limitation, reasonable attorney’s fees.

11.11 Entire Agreement
This Agreement (including the exhibits and schedules hereto, each of which is incorporated herein and made a part of this Agreement) constitutes the entire agreement and understanding of the parties hereto and terminates and supersedes any and all prior agreements, arrangements and understandings, both oral and written, express or implied, between the parties hereto concerning the subject matter of this Agreement.

11.12 Survival of Certain Rights/Obligations
The respective rights and obligations of Seller and Distributor, which by their nature would continue beyond the termination or expiration of this Agreement will survive termination or expiration of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

MO-SCI  Corp

By: /s/ Ted Day
       Ted Day, Chief Executive Officer

China PharmaHub Corp.

By: /s/ Richard Lui
       Richard Lui, Chief Executive Officer

Exhibit A
[*]